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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT


       Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported):  MAY 16, 1996




                           BANK OF BOSTON CORPORATION
             (Exact name of registrant as specified in its charter)




MASSACHUSETTS                            1-6522             04-2471221
(State or other jurisdiction          (Commission           (IRS Employer
 of incorporation)                    File Number)          Identification No.)



100 FEDERAL STREET, BOSTON, MASSACHUSETTS                    02110
(Address of principal executive offices)                  (Zip Code)



Registrant's telephone number, including area code:  (617) 434-2200


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ITEM 5. OTHER EVENTS.
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     As previously reported in its Current Report on Form 8-K dated December 12,
1995, Bank of Boston Corporation ("Bank of Boston") has entered into an agreement to acquire BayBanks, Inc. ("BayBanks"). The stockholders of Bank of Boston and BayBanks approved the transaction at their respective annual meetings of the stockholders, both of which were held on April 25, 1996.

Bank of Boston's and BayBanks' Joint Proxy Statement - Prospectus dated March 18, 1996 (the "Proxy") included thereto and incorporated by reference therein, certain pro forma combined financial information for Bank of Boston and BayBanks, and certain historical consolidated financial information for Bank of Boston and BayBanks. In order to update that information, attached hereto as exhibits and incorporated by reference herein are (i) pro forma combined financial information for Bank of Boston and BayBanks as of March 31, 1996; and
(ii) BayBanks historical consolidated financial information as of March 31, 1996.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.
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(c)  Exhibits.

23 Consent of KPMG Peat Marwick LLP (with respect to report on consolidated financial statements of BayBanks, Inc.).

99(a) Pro Forma Combined Balance Sheet for Bank of Boston and BayBanks at March
      31, 1996 and Pro Forma Combined Statements of Income for the Three Months Ended March 31, 1996 and the Years Ended December 31, 1995, 1994 and 1993 (and the Notes to Pro Forma Combined Financial Information).

99(b) BayBanks Consolidated Balance Sheets at March 31, 1996, December
      31, 1995 and March 31, 1995; Consolidated Statements of Income for the Three Months Ended March 31, 1996 and 1995; Consolidated Statements of Changes in Stockholders' Equity for the Three Months Ended March 31, 1996 and 1995; and Consolidated Statements of Cash Flows for the Three Months Ended March 31, 1996 and 1995 (and the Notes to Consolidated Financial Statements).


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                                   SIGNATURES



       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                  BANK OF BOSTON CORPORATION



Dated:  May 16, 1996              /s/ Robert T. Jefferson
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                                  Robert T. Jefferson
                                  Comptroller